Exhibit 99.2
57th Street General Acquisition Corp.
(a development stage company)
Pro Forma BALANCE SHEET
May 28, 2010

	As of	Pro Forma	Pro Forma
	May 25, 2010	Adjustments	Totals
ASSETS
Current assets
Cash	$688,901	$(15,051)	673,850

Restricted cash held in trust	50,000,000	4,476,303	54,476,303

Total assets	$50,688,901	$4,461,252	$55,150,153

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$69,750	$-	$69,750

Deferred underwriting compensation	550,000	50,193	600,193
Deferred legal fees related to the offering	100,000	-	100,000
Loan from officer	5,051	(5,051)	-
Note payable, stockholder	10,000	(10,000)	-

Total liabilities	734,801	35,142	769,943

Common stock subject to possible redemption, 4,400,000 shares or 4,801,544 shares as adjusted (at redemption value)	44,000,000	3,939,147	47,939,147

Stockholders' equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	-	-	-
Common stock, $.0001 par value, 100,000,000 shares authorized; 5,638,889 shares issued and outstanding, 6,062,556 shares as adjusted (which includes 4,400,000 or 4,801,544 as adjusted, shares subject to possible redemption)	564	43	607
Additional paid-in capital	5,968,252	486,920	6,455,172
Deficit accumulated during development stage	(14,716)	-	(14,716)

Total stockholders' equity	5,954,100	486,963	6,441,063

Total liabilities and stockholders' equity	$50,688,901	$4,461,252	$55,150,153